Exhibit 10.1
Form of Option to Acquire LLC Units
OPTION GRANT NOTICE
UNDER THE
FINANCE OF AMERICA COMPANIES INC.
2021 OMNIBUS INCENTIVE PLAN
Finance of America Companies Inc., a Delaware corporation (the “Company”), pursuant to its 2021 Omnibus Incentive Plan, as it may be amended and/or restated from time to time (the “Plan”), hereby grants to the Participant the number of Options (each Option representing the right to purchase one LLC Unit which, in turn, is exchangeable into one share of Common Stock pursuant to the Exchange Agreement) set forth below, at an Exercise Price per LLC Unit as set forth below. The Options are subject to all of the terms and conditions as set forth herein, in the Option Agreement (the “Option Agreement”) (attached hereto or previously provided to the Participant in connection with a prior grant), the Amended and Restated Limited Liability Company Agreement of Finance of America Equity Capital LLC, dated as of April 1, 2021, the Exchange Agreement and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[●]
Date of Grant:	[ ], 20[ ]
Vesting Reference Date:	[●]
Number of Options:	[●]
Exercise Price:	$[ ][1]
Option Period Expiration Date:	5th anniversary of Date of Grant
Vesting Schedule:
One hundred percent (100%) of the Options will vest on the second anniversary of the Vesting Reference Date (the “Cliff Vesting Date”), provided the Participant has not undergone a Termination prior to the Cliff Vesting Date.

* * *

1 NTD: To equal the greater of (x) $[ ] and (y) Fair Market Value (of Common Stock).
1

Exhibit 10.1
THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF THE OPTIONS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN. THE OPTIONS SHALL BE FORFEITED FOR NO CONSIDERATION AS OF THE THIRTIETH (30TH) DAY FOLLOWING THE DATE OF GRANT IN THE EVENT THE UNDERSIGNED PARTICIPANT DOES NOT EXECUTE AND RETURN A COPY OF THIS OPTION GRANT NOTICE TO THE COMPANY WITHIN THIRTY (30) DAYS FOLLOWING THE DATE OF GRANT.

FINANCE OF AMERICA COMPANIES INC.	PARTICIPANT[2]

By: [●] Title: [●]	[●]
FINANCE OF AMERICA EQUITY CAPITAL LLC
By: [●]
Title: [●]

2 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto.
2

Exhibit 10.1

OPTION AGREEMENT
UNDER THE
FINANCE OF AMERICA COMPANIES INC.
2021 OMNIBUS INCENTIVE PLAN
Pursuant to the Option Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Option Agreement (this “Option Agreement”), the Finance of America Companies Inc. 2021 Omnibus Incentive Plan, as it may be amended and/or restated from time to time (the “Plan”), the Amended and Restated Limited Liability Company Agreement of Finance of America Equity Capital LLC, dated as of April 1, 2021 (the “LLC Agreement”), and the Exchange Agreement, Finance of America Companies Inc., a Delaware corporation (the “Company”), and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Options provided in the Grant Notice (with each Option representing the right to purchase one LLC Unit which, in turn, is exchangeable into one share of Common Stock pursuant to the Exchange Agreement), at an Exercise Price per share as provided in the Grant Notice. The Company may make one or more additional grants of Options to the Participant under this Option Agreement by providing the Participant with a new grant notice, which may also include any terms and conditions differing from this Option Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Options hereunder and makes no implied promise to grant additional Options.
2.Vesting. Subject to the conditions contained herein and in the Plan, the Options shall vest as provided in the Grant Notice.
3.Treatment of Options Upon Termination; Exercise of Vested Options Following Termination. The provisions of Section 7(c)(ii) of the Plan are incorporated herein by reference and made a part hereof.
4.Method of Exercising Options. The Options may be exercised in the manner and under the terms and conditions set forth in Section 7(d) of the Plan. Without limiting the generality of the forgoing, the Participant shall be entitled to exercise the Options by means of a broker-assisted “cashless exercise” or through a “net exercise” procedure, as described in Section 7(d)(ii)(B) and 7(d)(ii)(C) of the Plan, respectively. Notwithstanding the foregoing, (i) any exercise of the Options shall also be conditioned upon the Participant’s prior execution of a joinder agreement to the LLC Agreement, as applicable and (ii) any exchange of the LLC Units acquired upon Option exercise into shares of Common Stock shall be subject to the terms of the Exchange Agreement, and a joinder thereto, as applicable.
5.Issuance of LLC Units and Shares of Common Stock. Following the exercise of an Option hereunder, as promptly as practical after receipt of such notification and full payment of

Exhibit 10.1
such Exercise Price and any required income or other tax withholding amount (as provided in Section 10 hereof), the Company shall issue or transfer, or cause such issue or transfer, to the Participant the number of LLC Units (and, following any exchange of such LLC Units, shares of Common Stock) with respect to which the Options have been so exercised, and shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such LLC Units (and, following any exchange of such LLC Units, shares of Common Stock) to be credited to the Participant’s account at the third-party plan administrator. Any fractional shares of Common Stock issuable following an exchange of LLC Units shall be settled in cash. Notwithstanding anything in this Option Agreement to the contrary, the Company shall have no obligation to issue or transfer any LLC Units (or, following any exchange of such LLC Units, shares of Common Stock) as contemplated by Option Agreement, unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.
6.Company; Participant.
(a)The term “Company” as used in this Option Agreement with reference to employment shall include the applicable Service Recipient.
(b)Whenever the word “Participant” is used in any provision of this Option Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Options may be transferred in accordance with Section 13(b) of the Plan, the word “Participant” shall be deemed to include such person or persons.
7.Non-Transferability. The Options are not transferable by the Participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law). Except as otherwise provided herein, no assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.
8.No Rights as Member or Stockholder; No Dividend Equivalents. The Participant shall have no rights as an owner of LLC Units or as a stockholder with respect to any share of Common Stock underlying an Option (including no rights with respect to voting) unless and until the Participant shall have become the holder of record or the beneficial owner of such LLC Units or Common Stock, as applicable, and no adjustment shall be made for dividends or distributions or other rights in respect of such LLC Unit or share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof. The Participant shall not be entitled to receive dividend equivalent payments in respect of the Participant’s Options.
9.Legend. To the extent applicable, all book entries (or certificates, if any) representing the LLC Units and corresponding shares of Common Stock delivered to Participant as contemplated by Section 5 above shall be subject to the rules, regulations, and other requirements of the

Exhibit 10.1
Securities and Exchange Commission, any stock exchange upon which such shares of Common Stock are listed, and any applicable Federal or state laws, and the Company may cause notations to be made next to the book entries (or a legend or legends put on certificates, if any) to make appropriate reference to such restrictions. Any such book entry notations (or legends on certificates, if any) shall include a description to the effect of any restrictions.
10.Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof. Without limiting the generality of the foregoing, the Participant shall be permitted to satisfy the minimum income, employment, and any other applicable taxes that are statutorily required to be withheld with respect to the Options (collectively, “Minimum Withholding Tax Obligations”) by (i) the delivery of LLC Units or shares of Common Stock (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards), or (ii) by having the Company withhold from the LLC Units or shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon exercise of the Options a number of LLC Units or shares of Common Stock, as applicable, with an aggregate Fair Market Value equal to the amount of such Minimum Withholding Tax Obligations, as described in Section 13(d)(ii)(A) and 13(d)(ii)(B) of the Plan, respectively.
11.Notice. Every notice or other communication relating to this Option Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s Chief Legal Officer or such officer’s designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
12.No Right to Continued Service. This Option Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Service Recipient or any other member of the Company Group.
13.Binding Effect. This Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
14.Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Option Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf

Exhibit 10.1
by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
15.Clawback/Repayment. This Option Agreement shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time and (ii) Applicable Law. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Option Agreement for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to promptly repay any such excess amount to the Company.
16.Non-Disparagement[; No-Hire]3. In order to protect the goodwill of the Company Group, to the fullest extent permitted by law, during the Participant’s employment or service with the Service Recipient and thereafter, Participant shall not, verbally or in writing (including, without limitation, posting on YouTube, Facebook, Twitter, Instagram, Snapchat, blogs, or other public forums), make any disparaging remarks about, or make remarks that may otherwise reflect negatively upon or could reasonably be anticipated to cause damage to the reputation, goodwill, or business of, any member of the Company Group or any of their respective employees, officers, directors, consultants, other service providers, products, processes, policies, practices, or standards of business conduct; provided that nothing herein shall prevent the Participant from cooperating in any governmental proceeding or from providing truthful testimony pursuant to a legally-issued subpoena. [In addition, during the Participant’s employment or service, as applicable, with the Service Recipient and for two (2) years following the Participant’s Termination, the Participant agrees to not, and to not assist any other Person to, directly or indirectly, hire or engage any Restricted Employee (as defined below). “Restricted Employee” means any employee of the Company Group or any individual who was an employee of the Company Group at any time within the twelve (12)-month period immediately preceding the activity restricted by this Section 16.]4 In the event that any provision of this Section 16 is determined by any court of competent jurisdiction to be unenforceable, including by reason of its being extended over too great a time or too great a range of activities, that provision will be deemed to be modified to permit its enforcement to the maximum extent permitted by law.
17.Detrimental Activity. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity (including, for the avoidance of doubt, the Participant’s breach of Section 16 hereof), as determined by the Committee, then the Committee may, in its sole discretion, take actions permitted under the Plan, including, but not limited to: (i) cancelling any and all Options, or (ii) requiring that the Participant forfeit any gain realized on the vesting or exercise of the Options, and promptly repay such gain to the Company.
3 NTD: To exclude no-hire for participants located in California and other jurisdictions where no-hires are prohibited.
4 NTD: See above.

Exhibit 10.1
18.Right to Offset. The provisions of Section 13(x) of the Plan are incorporated herein by reference and made a part hereof.
19.Governing Law. This Option Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Option Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Option Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware. THE PARTICIPANT IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.
20.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Option Agreement (including the Grant Notice), the Plan shall govern and control.
21.Section 409A. It is intended that the Options granted hereunder shall be exempt from Section 409A of the Code. Without limiting the foregoing, the Committee will have the right to amend the terms and conditions of this Option Agreement and/or the Grant Notice in any respect as may be necessary or appropriate to comply with Section 409A of the Code. Notwithstanding any other provision of this Option Agreement to the contrary, (i) the Company and its respective officers, directors, employees, or agents make no guarantee that the terms of this Option Agreement as written comply with the provisions of Section 409A of the Code, and none of the foregoing shall have any liability for the failure of the terms of this Option Agreement as written to comply with the provisions of Section 409A of the code and (ii) if the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day. Each payment in a series of payments hereunder will be deemed to be a separate payment for purposes of Section 409A of the Code.
22.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Options, the LLC Units and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
23.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic

Exhibit 10.1
means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
24.Entire Agreement. This Option Agreement, the Grant Notice, the LLC Agreement, the Exchange Agreement and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.